Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-270047 on Form F-4 of our report dated February 27, 2023, relating to the consolidated financial statements of Carbon Revolution Limited as of June 30, 2022 and 2021 and as of July 1, 2020 and for each of the two years in the period ended June 30, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu

Melbourne, Australia

August 18, 2023